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                                                                    Exhibit 23.1

                   Consent of Independent Public Accountants

        As independent public accountants, we hereby consent to the incorporation of our reports on Taj Mahal Holding Corp. and Subsidiary dated February 16, 1996 and Trump Taj Mahal Associates and Subsidiary dated February 16, 1996 included in Trump Hotels & Casino Resorts, Inc.'s Form 8-K dated May 2, 1996, into its previously filed Registration Statement File No. 33-93374.



                                                         Arthur Andersen LLP


Roseland, New Jersey
May 2, 1996